UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Scorpio Tankers Inc.
(Exact Name of Registrant as Specified in Its Charter)
Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
9, Boulevard Charles III, Monaco 98000
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.00% Fixed Rate Senior Unsecured Notes due 2025	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
File No. 333-230469 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.    Description of Registrant’s Securities to be Registered.
A description of the 7.00% Fixed Rate Senior Unsecured Notes due 2025 of Scorpio Tankers Inc. (the “Registrant”) is set forth under the caption (i) “Description of Notes” in the prospectus supplement dated May 26, 2020, which the Registrant filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, supplementing the Registrant’s prospectus dated March 22, 2019 (the “Prospectus”), which Prospectus constitutes a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-230469), filed with the Commission and deemed automatically effective on March 22, 2019 and (ii) “Description of Debt Securities” in the Prospectus. Each description referred to above is hereby incorporated by reference herein.
Item 2.    Exhibits.
The following exhibits are filed as part of this registration statement:
No.	Exhibit

1.1
Underwriting Agreement, dated May 26, 2020, by and between the Registrant and B. Riley FBR, Inc., as representative of the several underwriters named therein (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Report on Form 6-K, filed with the Commission on May 29, 2020).

3.1
Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Amended Registration Statement on Form F-1/A (File No. 333-164940), filed with the Commission on March 18, 2010).

3.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 1.3 to the Registrant’s Annual Report on Form 20-F, filed with the Commission on March 31, 2015).

3.3
Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Report on Form 6-K, filed with the Commission on June 1, 2018).

3.4
Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Report on Form 6-K, filed with the Commission on January 18, 2019).

3.5	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 1.2 of the Registrant’s Annual Report on Form 20-F, filed with the Commission on June 29, 2010).

4.1
Base Indenture, dated May 12, 2014, between the Registrant and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Report on Form 6-K, filed with the Commission on May 13, 2014).

4.2
Fourth Supplemental Indenture, dated May 29, 2020, between the Registrant and the Trustee (incorporated herein by reference to Exhibit  4.1 to the Registrant’s Report on Form 6-K, filed with the Commission on May 29, 2020).

4.3	Form of 7.00% Fixed Rate Senior Unsecured Note Due 2025 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Report on Form 6-K, filed with the Commission on May 29, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 2, 2020	SCORPIO TANKERS INC.

	By:	/s/ Brian M. Lee
Name: Brian M. Lee
Title: Chief Financial Officer